                                                                   EXHIBIT 10.60


                               MASTER TERMINATION
                                       AND
                            INDEMNIFICATION AGREEMENT

        This MASTER TERMINATION AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered this 31st day of May, 2000, but effective as of NOVEMBER 10, 1999 (the "Effective Date"), between and among SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES, P.A., a Texas professional association ("SETCA"), SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES II, P.A., a Texas professional association ("SETCA II, P.A."), SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES II, L.L.P., a Texas Limited Liability Partnership ("SETCA II, L.L.P."), RODOLFO SOTOLONGO, M. D. ("SOTOLONGO"), WAYNE MARGOLIS, M. D. ("MARGOLIS"), MICHAEL SMITH, M.D. ("SMITH"), MIGUEL CASTELLANOS, M.D. ("CASTELLANOS"), RAYTEL SOUTHEAST MANAGEMENT, L.P., a Texas limited partnership ("RSM"), its corporate general partner, RAYTEL TEXAS PHYSICIAN SERVICES, INC., a Delaware corporation ("RTPS"), RAYTEL MANAGEMENT HOLDING, INC. ("RMH") Limited Partner of RSM, and RAYTEL MEDICAL CORPORATION, a Delaware corporation ("RMC"), all collectively referred to as the "Parties," and SOTOLONGO, MARGOLIS, SMITH and CASTELLANO are sometimes referred to as the "Shareholders."

                                    RECITALS

        A. WHEREAS, the Parties have entered into certain agreements for the sale and acquisition of and subsequent management and operation of a cardiology medical practice principally located at 755 South 11th Street, Beaumont, Texas, and 2693 North Street, Beaumont, Texas, with additional locations in Orange and Port Arthur Texas (the "Practice"), and

        B. WHEREAS, the Parties have entered into certain agreements to manage the cardiology Practice; and

        C. WHEREAS, the Parties have agreed to alter their arrangements in such a way that they alter the management and control over the Practice and certain business relationships among the parties hereto; and.

        D. WHEREAS, the Parties have agreed to (i) terminate those agreements and arrangements on the terms and conditions set forth herein and (ii) to transition all ownership, management and control over all aspects of the Practice of SETCA, SETCA II, PA and SETCA II, L.L.P. referred to in A. above and collectively herein referred to as the ("Practice"), and (iii) pursuant to and in connection therewith, simultaneously with the execution of this Agreement certain parties to this Agreement are also entering into a Stock Purchase Agreement dated May 31, 2000 (the "Stock Purchase Agreement"), between RMC, RMH, RTPS and RTPS ACQUISITION COMPANY, L.L.C., a Texas limited liability company (referred to as "Purchaser") pursuant to which Purchaser acquires and purchases all of the stock of RTPS, and (iv) further in connection therewith Purchaser is acquiring and assuming from RTPS a certain equipment lease and office lease relating to a nuclear imaging facility in Orange, Texas.

        NOW, THEREFORE, in consideration of the promises, mutual covenants, representations, warranties and conditions contained herein, the abandonment of and waiver of their rights of the amounts and/or other assets that the Parties would otherwise be entitled to receive, as described herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

                                    AGREEMENT

                                    ARTICLE I
       CANCELLATION OF MASTER TRANSACTION AGREEMENT AND RELATED AGREEMENTS


        1.1. Termination of Master Transaction Agreement and Related Agreements.

                (a) The parties agree that effective as of the Effective Date, the Master Transaction Agreement dated August 21, 1996, as amended by the First Amendment to the Master Transaction Agreement dated October 1, 1997 and the Second Amendment to the Master Transaction Agreement dated December 3, 1999, together with all rights and obligations arising thereunder, and except as otherwise set forth herein, are terminated.

                (b) Effective as of the Effective Date, the Agreement and Covenant Not to Compete ("Noncompetition Agreement") among SETCA, the Shareholders, RMC, RTPS, and RSM dated September 18, 1996, and as thereafter amended together with all of the rights and obligations created by it, are terminated and are of no force or effect.

                (c) The Succession Agreement dated May, 1998 among SOTOLONGO, MARGOLIS, SMITH, and CASTELLANOS and SETCA II, P.A. and all rights, duties and obligations thereunder are terminated effective as of the Effective Date, including without limitation, the terms and provisions of the spousal guarantee contained therein.

                (d) The Parties expressly agree that the terms of the noncompetition clause set forth at Section 11 of the Succession Agreement are, effective as of the Effective Date, void and of no force or effect.


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

                (e) Effective as of the Effective Date, each of the Employment Agreements, between SOTOLONGO, MARGOLIS, SMITH, and CASTELLANOS, individually, and SETCA II, P.A., each dated September 18, 1996, are terminated.

                (f) The parties expressly agree that effective as of the Effective Date, the Covenant Not to Compete, contained in each of the above referenced Employment Agreements at Section 9, are void and of no force or effect.

                (g) The Parties expressly agree that the terms of the noncompetition clause and all rights, duties and obligations thereunder contained at Article IV of the Partnership Purchase Agreement and Assignment dated September 18, 1996 among RSM, SOTOLONGO, MARGOLIS, SMITH, and CASTELLANOS, are, effective as of the Effective Date, void and of no force or effect.

                (h) The Parties expressly agree that the terms of the noncompetition clause and all rights, duties and obligations thereunder contained at Article VIII of the Agreement for the Purchase and Sale of Assets dated September 18, 1996 among SETCA, SOTOLONGO, MARGOLIS, SMITH, RSM, RTPS and RMC, are, effective as of the Effective Date, void and of no force or effect.

        1.2. Cancellation of Promissory Notes. SOTOLONGO, MARGOLIS, SMITH and CASTELLANOS (herein collectively referred to as the "Physicians") have contributed to the Purchaser the Promissory Notes as described in Section 2.03(a) of the Master Transaction Agreement and pursuant to the Stock Purchase Agreement the Purchaser has transferred the obligations secured by such Promissory Notes to Raytel and such Promissory Notes are cancelled in the transaction. The original principal amount of each Promissory Note is as follows:

        PHYSICIAN                    PRINCIPAL AMOUNT OF NOTE
        ---------                    ------------------------
        SOTOLONGO                    $686,631.00
        MARGOLIS                     $686,631.00
        SMITH                        $686,631.00
        CASTELLANOS                  $228,876.00


        Raytel agrees that SOTOLONGO, MARGOLIS, SMITH and CASTELLANOS are entitled to retain any and all interest amounts already paid on the Promissory Notes. Raytel and RSM further agree that they shall have no right to assignment of the Promissory Notes or to setoff against any amounts owed or otherwise paid to SOTOLONGO, MARGOLIS, SMITH and/or CASTELLANOS except as otherwise set forth herein.

        1.2. Right to Retain Cash Consideration. The Parties agree that SOTOLONGO, MARGOLIS, SMITH and CASTELLANOS shall have the right to retain and shall not be obligated to repay any portion of the cash consideration paid to them by RMC pursuant to Section 2.03 (b) of the Master Transaction Agreement. The amounts of such cash consideration are as follows:


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


        PHYSICIAN                    CASH AMOUNT
        ---------                    -----------
        SOTOLONGO                    $1,144,384.00
        MARGOLIS                     $1,144,384.00
        SMITH                        $1,144,384.00
        CASTELLANOS                  $  381,462.00

        1.3 Cancellation of Obligation to Deliver Common Stock. SOTOLONGO, MARGOLIS, SMITH, and CASTELLANOS have contributed to the Purchaser their right to receive the shares of RMC Common Stock pursuant to Section 2.03(c) of the Master Transaction Agreement, and pursuant to the terms of the Stock Purchase Agreement the Purchaser has cancelled Raytel's obligation to deliver and issue such stock. Any stock already transferred shall be returned by SOTOLONGO, MARGOLIS, SMITH, and CASTELLANOS.

        1.4 Related Agreements.

                (a) The parties acknowledge that it is presently RMC's intent to terminate and to divest its present contractual arrangements to provide certain cardiology management and imaging related services to the Baptist Hospital of Southeast Texas through certain subsidiaries of RMC including but not limited to Raytel Texas Hospital Management, Inc. ("RTHM"). The parties further agree that effective as of the Effective Date SETCA II, P.A. or any of the Physicians or the Practice may, in their discretion, offer and negotiate for the provision of the same or similar services to the Baptist Hospital of Southeast Texas (and its successor) and any such offer and negotiations, whether made now or prior to this date, shall not be and shall not give rise to a cause of action against SETCA II, P.A., any Practice, any Physician or any Shareholder on any grounds, including but not limited to a claim for tortious interference with contract rights or for breach of fiduciary duties or otherwise.

                (b) RMC agrees to liquidate RTHM and cancel all contractual obligations therein, upon proof that Baptist Hospital will permit such termination without penalty to RTHM.

                                   ARTICLE II
                  TERMINATION OF MANAGEMENT SERVICES AGREEMENT

        2.1 Management Services Agreement. The Management Services Agreement dated September 18, 1996 between RTPS and RMS and SETCA II, P.A., as amended by the First Amendment to the Management Services Agreement dated October 1, 1997 and as assigned to RSM is hereby terminated effective as of the Effective Date.

        2.2. Management Authority. Pursuant to the termination of the Management Services Agreement, all obligations and authority of CMP and RSM to provide management services to SETCA II, P.A. are terminated as of the Effective Date.

        2.3 Termination of Billing and Collection Services.


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                (a) As of the Effective Date, RSM shall cease providing the billing and collection related services as outlined in Section 4.8 of the Management Services Agreement.

                (b) As of the Effective Date, the exclusive special power of attorney granted to RSM by SETCA II, P.A. in connection with such billing and collection services is terminated.

                (c) The Parties agree that they shall cooperate in finalizing the transfer of the billing and collection functions of the Practice in an efficient and timely manner to SETCA II, L.L.P. or to such other entity as the Shareholders shall designate.

        2.4 Revocation of Power of Attorney. The Parties agree that the exclusive power of attorney and appointment as agent and attorney-in-fact granted by SETCA II, P.A. to RSM pursuant to Section 4.9 (a) of the Management Services Agreement is hereby revoked as of the Effective Date.

        2.5. Control Over Medical Group Account. Effective as of the Effective Date, SETCA II, L.L.P. shall have sole and exclusive control and discretion in and to all Medical Group Account(s) of the Practice as referenced in Sections
4.8 and 4.9 of the Management Services Agreement and any other bank accounts associated with the Management Services Agreement. Any "sweep" account or sweep of that account is terminated as of the Effective Date.

        2.6. Termination of Obligation to Maintain Practice. Pursuant to the termination of the Management Services Agreement, effective as of the Effective Date, SETCA II, P.A.'s obligation to maintain a full-time cardiology practice in the Practice Territory as set forth in Section 5.1 of the Management Services Agreement is terminated.

        2.7. Noncompetition. The Parties expressly agree that the terms of the noncompetition clause set forth at Section 5.8 of the Management Services Agreement plus all other agreements are, effective as of the Effective Date, void and of no force or effect.

        2.8. Termination of Obligation to Pay Fees. SETCA II, P.A.'s obligation to pay and RMS authority to hold the RMS monthly management and performance fees, if any, pursuant to Sections 6.1, 6.2, and 6.3 of the Management Services Agreement is terminated as of the Effective Date and such fees shall no longer be due or payable thereafter. Any unpaid and accrued fees and any other amounts that may be due and owing by SETCA II, P.A. or any other party is hereby terminated and released.

        2.10 Books and Records. SETCA II, L.L.P. shall retain all patient records and files (including billing information and computer data) related to the Practice.

                                   ARTICLE III

        Intentionally deleted.


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

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        4.1. Representations and Warranties of Each Party. Without waiving or modifying any representation or warranty made by a Party in the Stock Purchase Agreement, each Party to this Agreement hereby represents and warrants to each other Party hereto, on the date hereof and as of the Effective Date, as follows:

                (a) Standing. Each Party (except those Parties who are individuals) is a duly organized legal entity, validly existing and in good standing under the laws of the state in which incorporated and/or organized.

                (b) Corporate Authority. Each party has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors, Board of Managers, shareholders, and/or partners of each Party have taken all action required by law, by such Party's Articles of Association and/or organization, and Bylaws, or otherwise, to authorize the execution and delivery of this Agreement and such other transaction documents as may be required hereunder and the consummation of the transactions contemplated hereby.

                (c) Effect of This Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions set forth herein nor compliance by any Party with any of the provisions hereof will violate, breach, or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument or obligation of any Party hereto except for the requirement of consent or waiver to such transactions by the other party to the agreement or instrument.

                (d) Compliance with Applicable Laws. No party has received any notice of any violation of any law or order, writ, injunction or decree of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality (including without limitation applicable laws and regulations regarding government contracting, bribery and other prohibited foreign and domestic payment practices, environmental protection, equal employment opportunity, civil rights, and occupational safety and health).

                (e) Litigation and Investigations. Except as disclosed in writing, each Party represents and warrants that there are no lawsuits, proceedings, claims or governmental investigations pending, or known to be threatened or contemplated, against such Party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely, could have a material adverse effect on the Assets or the Practice or the ability of SETCA II, L.L.P. to carry on the Practice following the Effective Date.

                (f) Tax Returns. Each party warrants that it has filed with the appropriate state and federal governmental agencies all material tax returns and tax reports required to be filed by it and which pertain to the operations of the Practice and that such returns have been lawfully filed and in all material respects are true and accurate.

                (g) Disclosure. No representation or warranty by any Party in this Agreement contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made.



                                    ARTICLE V
                                     CLOSING

        5.1. Closing. The consummation of the transactions contemplated hereunder (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement and the Stock Purchase Agreement (the "Closing Date"), but effective as of the Effective Date. The Closing shall take place simultaneously at the offices of Orgain, Bell & Tucker, LLP, 470 Orleans, Beaumont, Texas, and at the offices of Raytel, or at such other places as the parties may mutually agree. The parties may close this Agreement at their respective principal offices or at the offices of their attorneys and the parties may exchange signature pages to this Agreement or to any document executed in connection herewith by fax machine, and a faxed copy of a signature page shall have the same force and effect as an original.



                                   ARTICLE VI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                       INDEMNIFICATION AND MUTUAL RELEASE

        6.1. Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing Date for the period in which a claim with respect thereto may be made, in accordance with the provisions of 6.3 hereto.

        6.2. Indemnity. Without waiving, limiting or modifying any indemnity agreement contained in the Stock Purchase Agreement, the parties agree to the following:

                (a) By RMC, RTPS, and RSM. Subject to the limitations set forth in paragraph 6.3 hereto, RMC, RTPS, and RSM jointly and severally, indemnify, defend, protect and hold SETCA, SETCA II, P.A., SETCA II, L.L.P., and each of the Shareholders harmless from, and against, any and all claims, demands, suits, actions, causes of action, losses, damages and liabilities (including but not limited to claims or liabilities relating to environmental damage or claims by Medicare, Medicaid, Health Care Finance Administration (including but not limited to Title XVIII of the Social Security Act, codified at 42 U.S.C.A. sections 1395-1395cc and Medicare regulations codified at 42 C.F.R. Parts 405-424, and 482-498), any insurance company, managed care organization or other health care claims paying or claims processing intermediary), including reasonable attorney's fees and litigation expenses, arising from or on account of:

                        (1) any breach by RMC, RTPS, and/or RSM of this Agreement or the Stock Purchase Agreement;

                        (2) any inaccuracy to, misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by RMC, RTPS, and/or RSM herein; and

                        (3) RMC's, RTPS's, and/or RSM 's management of the Practice and use and occupation of any premises in which the Practice is located prior to the Closing Date, including, without limitation, any and all amounts payable to local, state or federal tax authorities, claims made by creditors of RMC, RTPS, and/or RSM and liability claims made with respect to the management of the Practice by RMC prior to the Effective Date, except for liabilities expressly assumed herein by SETCA II, L.L.P..

Notwithstanding the foregoing, the requirement set forth in Section 6.2(a) that RMC, RTPS, and RSM jointly and severally, indemnify, defend, protect and hold SETCA, SETCA II, P.A., SETCA II, L.L.P., and each of the Shareholders harmless from, and against, any and all claims, demands, suits, actions, causes of action, losses, damages and liabilities(including but not limited to claims or liabilities relating to environmental damage or claims by Medicare, Medicaid, Health Care Finance Administration (including but not limited to Title XVIII of the Social Security Act, codified at 42 U.S.C.A. sections 1395-1395cc and Medicare regulations codified at 42 C.F.R. Parts 405-424, and 482-498), any insurance company, managed care organization or other health care claims paying or claims processing intermediary shall not apply in the event the claim was submitted by RMC, RTPS or RSM based upon incorrect or erroneous information suplied by SETCA, SETCA II, P.A., SETCA II, L.L.P., or any of the Shareholders.

                (b) By SETCA, SETCA II, P.A, SETCA II, L.L.P., and Each Shareholder. Subject to the limitations set forth in Section 6.3 hereto, SETCA, SETCA, II, P.A., SETCA II, L.L.P., and/or each Shareholder indemnify, defend, protect, and hold RMC, RTPS, and/or RSM harmless from and against any and all claims, demands and liabilities, including reasonable attorneys' fees, arising from or on account of:

                        (1) SETCA's, SETCA, II, P.A.'s, SETCA II, L.L.P.'s, and/or each Shareholder's operation of the Practice or the use and occupation of the premises in which the Practice is located on or after the Closing, including without limitation any and all amounts payable to local, state or federal tax authorities, claims made by creditors of SETCA, SETCA, II, P.A., SETCA II, L.L.P., and/or each Shareholder and liability claims made with respect to the conduct of the Practice by SETCA, SETCA, II, P.A., SETCA II, L.L.P., and/or each Shareholder following the Effective Date;

                        (2) any breach by SETCA, SETCA, II, P.A., SETCA II, L.L.P., and/or each Shareholder of this Agreement or the Stock Purchase Agreement; and


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

                        (3) any inaccuracy to, misrepresentation in, or breach of any of the warranties, representations, covenants or agreements made by SETCA, SETCA, II, P.A., SETCA II, L.L.P., and/or each Shareholder herein.

        6.3. Limits to Indemnity. Notwithstanding the provisions of this Article VI, or any other provisions set forth in this Agreement or in any document delivered hereunder.

                (a) Any claim for indemnification made pursuant to paragraph 6.2 above must be made in writing to the Party against which/whom indemnification is sought during the twelve (12) month period following the Effective Date, unless and to the extent that such claim relates to a claim or liability relating to environmental damage or claims by Medicare, Medicaid or the Health Care Finance Administration or any insurance company, managed care organization or other health care claims paying or claims processing intermediary (collectively, "Environmental or Medicare Claims"), which Environmental or Medicare Claims must be made, if at all, in writing within three (3) years following the Effective Date.

                (b) A Party shall be entitled to indemnification (i) only in the event that all such claims exceed $500, and then only with respect to the excess above $500 and (ii) only in an amount, in the aggregate not exceeding $5,000,000, unless and to the extent that a claim is an Environmental or Medicare Claim, in which case such Party's or Parties' aggregate liability for all such Environmental or Medicare Claims shall be unlimited.

        6.4 Mutual Release.

        For and in consideration of this Agreement and the covenants and releases made herein, the sufficiency of which consideration is hereby acknowledged and confessed, RTPS, RMH and Raytel Medical Corporation (herein collectively referred to as the "Raytel Related Parties"), individually and collectively, have ACQUITTED, RELEASED AND FOREVER DISCHARGED, and by these presents do for themselves and for and on behalf of their respective parent and affiliated companies, successors, assigns, hereby ACQUIT, RELEASE AND FOREVER DISCHARGE SETCA, SETCA II, P.A., SETCA II, L.L.P, Sotolongo, Margolis, Smith, Castellanos, the spouses of the Shareholders, and all other physicians who are associated with SETCA (herein referred to colletively as the "SETCA Related Parties") of and from any and all claims, demands, debts, liens, causes of action, damages or liabilities, at law or in equity, either in contract or in tort, as well as any other character or kind of action, known and unknown, now held or owned by the Raytel Related Parties or any of them, in whole or in part, which any or all of Raytel Related Parties may now have or may hereafter claim to hold or possess, on account of, growing out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Master Transaction Agreement, the Management Services Agreement, the Noncompetition Agreement, the Succession Agreement, the Partnership Purchase Agreement, the Agreement for the Purchase and Sale of Assets and all related agreements entered into between any of the Raytel Related Parties and the SETCA Related Parties (herein referred to collectively as the "Transaction Agreements"), or otherwise arising from the dealings between the parties in connection with the Transaction Agreements;

PROVIDED, HOWEVER, this release and discharge shall not release any of the terms and provisions of this Agreement, the Stock Purchase Agreement and the Asset Purchase and Conveyance Agreement and any other closing documents executed in connection therewith.

        Likewise, for and in consideration of this Agreement and the covenants and releases made herein, the sufficiency of which consideration is hereby acknowledged and confessed, the SETCA Related Parties, individually and collectively, have ACQUITTED, RELEASED AND FOREVER DISCHARGED, and by these presents do for themselves and for and on behalf of their respective parent and affiliated companies, successors, assigns, hereby ACQUIT, RELEASE AND FOREVER DISCHARGE the Raytel Related Parties of and from any and all claims, demands, debts, liens, causes of action, damages or liabilities, at law or in equity, either in contract or in tort, as well as any other character or kind of action, known and unknown, now held or owned by the SETCA Related Parties or any of them, in whole or in part, which any or all of SETCA Related Parties may now have or may hereafter claim to hold or possess, on account of, growing out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Transaction Agreements and all related agreements entered into between any of the Raytel Related Parties and the SETCA Related Parties or otherwise arising from the dealings between the parties in connection with the Transaction Agreements; PROVIDED, HOWEVER, this release and discharge shall not release any of the terms and provisions of this Agreement, the Stock Purchase Agreement and the Asset Purchase and Conveyance Agreement and any other closing documents executed in connection therewith.

        It is understood and agreed that this is a FULL AND COMPLETE MUTUAL AND GENERAL RELEASE, and includes all claims of any kind or character, including by way of illustration, but not by way of limitation, actual damages sustained by any of Raytel Related Parties or any of the SETCA Related Parties, damages for breach of any of the Transaction Agreements or for breach of any oral or written contract, damages and claims for fraud and conversion, damages recoverable under the Texas Deceptive Trade Practices Act, damages for mental anguish, damages for fraud or fraudulent inducement, damages for misrepresentation, damages recoverable under any federal or state securities law statute, exemplary damages, property damages, damages for lost profits, consequential damages, attorney's fees, and any other type of damages, including any claim for damages to accrue in the future from any cause, whether known or anticipated at this time or otherwise, and regardless of whether specified within the categories enumerated above. It is the intention of the parties in executing this Agreement and the releases made herein that the same shall be as general as possible, and that the same shall cover every conceivable contingency which might arise in the future, or which may have arisen in the past, whether known or unknown at this time, BUT EXCLUDING any claims that may arise under or pursuant to this Agreement.

        6.5 No Disparaging Remarks. All parties to this Agreement further agree that no party shall make any type of oral or written statement, comment, allegation or other communication of any type that disparages or that may tend to disparage the reputation of any other party to this Agreement.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        7.1. Miscellaneous.

                (a) Recitals. The Recitals set forth at the beginning of this Agreement are incorporated into and make a part of the body of this Agreement;

                (b) Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by all Parties;

                (c) Waiver. Each Party, may, by written notice to the other
Parties:

                        (1) waive any of the conditions to its obligations hereunder or extend the time for the performance of any obligation or action of the other(s);

                        (2) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement;

                        (3) waive compliance with any of the covenants of the other contained in this Agreement; or

                        (4) waive or modify performance of any of the obligations of the other.

        No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provision.

                (e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and personal representatives. No Party may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other Party.

                (f) Notices. All notices and other communications provided for in this Agreement shall be given or made by telex, telecopy, telegraph, cable, certified or registered mail (return receipt requested), or delivered personally or by a nationally recognized overnight courier service to the address set forth below (or such other address as may be designated by any method permitted by this Paragraph). All such communications shall be deemed to have been duly given when transmitted by telex or telecopier (if a copy thereof is also mailed to the recipient, certified or


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

registered mail, postage paid), or personally delivered or delivered by cable, telegraph, or nationally overnight courier service, or five (5) calendar days after mailing, postage prepaid, to the address set forth below.

If to SETCA, SETCA II, P.A.,
SETCA II, L.L.P. and/or the         SOUTHEAST TEXAS CARDIOLOGY
Shareholders:                       ASSOCIATES II, L.L.P.
                                    2693 North Street
                                    Beaumont, TX 77701
                                    Attn: Rodolfo Sotolongo, M. D.,
                                    Managing Partner

With Copy to:                       ORGAIN, BELL & TUCKER, L.L.P.
                                    470 Orleans Street
                                    Beaumont, TX 77701
                                    Attn: John Creighton, Esq.
                                    Lance J. Fox, Esq.

                                    and

If to RMC, RTPS, and RSM:           RAYTEL MEDICAL CORPORATION, INC.
                                    2755 Campus Drive, Suite 200
                                    San Mateo, California  94403
                                    Attn: Richard F. Bader
                                          Chairman and Chief Executive Officer


                (g) Paragraph Headings. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                (h) Severability. In the event any provision or portion of a provision of this Agreement is held to be invalid, void or unenforceable, the rest of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                (i) Entire Agreement. This Agreement, the Stock Purchase Agreement, the Asset Purchase and Conveyance Agreement and the closing documents executed in connection herewith constitutes the entire agreement between the parties and supersedes all prior understandings, previous negotiations, and any memoranda or understanding with respect to the subject matter hereof.

                (j) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                (k) Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each Party has signed one such counterpart.

                (l) Exhibits. All exhibits attached to this Agreement are incorporated herein by reference.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of NOVEMBER 10, 1999.


SETCA, P.A.:                               RSM:

SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES,     RAYTEL SOUTHEAST MANAGEMENT, L.P.,
P.A., a Texas professional corporation     a Texas limited partnership


By: /s/ Rodolfo Sotolongo, M.D.            By: /s/ Richard F. Bader
   ---------------------------------------    ----------------------------------
   Rodolfo Sotolongo, M. D.                   Richard F. Bader
Its: President and Chief Executive Officer    RAYTEL TEXAS PHYSICIAN
                                              SERVICES, INC., a Delaware
                                              corporation (the "General
                                              Partner")
                                              Its: Chairman and Chief Executive
                                              Officer

SETCA II, P.A.                             RMC:

SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES II,  RAYTEL MEDICAL CORPORATION,
P.A., a Texas professional corporation     a Delaware corporation

By: /s/ Rodolfo Sotolongo, M.D.            By: /s/ Richard F. Bader
   ---------------------------------------    ----------------------------------
   Rodolfo Sotolongo, M. D.                   Richard F. Bader
Its: President and Chief Executive Officer    Its: Chairman and Chief Executive
                                                   Officer


SETCA II, L.L.P

SOUTHEAST TEXAS CARDIOLOGY ASSOCIATES II,
L.L.P., a Texas limited liability partnership

By: /s/ Rodolfo Sotolongo, M.D.
   ---------------------------------------
   Rodolfo Sotolongo, M. D.
Its: President and Chief Executive Officer

PARTNERS:

RODOLFO P. SOTOLONGO, M.D., P.A.


By: /s/ Rodolfo Sotolonog, M.D.
   -----------------------------------------
   Rodolfo P. Sotolongo, M.D., President


/s/ Rodolfo Sotolonog, M.D.
--------------------------------------------
RODOLFO P. SOTOLONGO, M.D., individually

WAYNE S. MARGOLIS, M.D., P.A.


By: /s/ Wayne S. Margolis, M.D.
   -----------------------------------------
   Wayne S. Margolis, M.D., President


/s/ Wayne S. Margolis, M.D.
--------------------------------------------
WAYNE S. MARGOLIS, M.D., individually

MICHAEL SMITH, M.D., P.A.


By: /s/ Michael Smith, M.D.
   -----------------------------------------
   Michael Smith, M.D., President


/s/ Michael Smith, M.D.
--------------------------------------------
MICHAEL SMITH, M.D., individually


MIGUEL CASTELLANOS, M.D., P.A.


By: /s/ Miguel Castellanos, M.D.
   -----------------------------------------
   Miguel Castellanos, M.D., President

/s/ Miguel Castellanos, M.D.
--------------------------------------------
MIGUEL CASTELLANOS, M.D., individually